UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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Lyondell Chemical Company

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This filing contains the text of (1) a press release issued by Lyondell Chemical Company and Basell, and (2) a communication from Volker Trautz, Basell's President and Chief Executive Officer, and Dan F. Smith, Chairman, President and Chief Executive Officer of Lyondell Chemical Company, posted on Lyondell's internal website to all employees.

LyondellBasell Industries to be new company name

HOOFDDORP, The Netherlands, and HOUSTON (Oct. 31, 2007)– Basell and Lyondell Chemical Company (NYSE:LYO) jointly announced today their plans for naming the company which will result from their planned merger. Following completion of the merger transaction, the newly combined company will be named LyondellBasell Industries.

Lyondell announced Sept. 25 that a special meeting of its shareholders has been scheduled for Tuesday, Nov. 20 to vote on the proposal to adopt the Agreement and Plan of Merger, dated as of July 16, 2007, among Basell AF, BIL Acquisition Holdings Limited and Lyondell.

“The new name will keep two well respected names in the forefront of the polyolefins, chemicals and refining industries,” said Volker Trautz, Chief Executive Officer of Basell.

“We are positioning our expanded company for a bold future, while at the same time retaining important links to the past that are valued by our customers, our employees, our partners, investors and the communities in which we operate,” said Dan F. Smith, Chairman, President and Chief Executive Officer of Lyondell.

Both companies said that the LyondellBasell brand will be rolled out after the closure of the transaction, which is expected to take place in the fourth quarter 2007.

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About Basell
Basell is the global leader in polyolefin technology, production and marketing. It is the largest producer of polypropylene and advanced polyolefin products; a leading supplier of polyethylene and catalysts, and the industry leader in licensing polypropylene and polyethylene processes, including providing technical services for its proprietary technologies. Basell, together with its joint ventures, has manufacturing facilities in 19 countries and sells products in more than 120 countries. Basell is privately owned by Access Industries. (www.basell.com)

About Lyondell
Lyondell Chemical Company, headquartered in Houston, Texas, is North America's third-largest independent, publicly traded chemical company. Lyondell is a leading global manufacturer of chemicals and plastics, a refiner of heavy, high-sulfur crude oil and a significant producer of fuel products. Key products include ethylene, polyethylene, styrene, propylene, propylene oxide, gasoline, ultra low-sulfur diesel, MTBE and ETBE. (www.lyondell.com)

MEDIA CONTACTS

Basell: Patricia Vangheluwe, Tel: +32 2 715 8172

Lyondell: Susan P. Moore, Tel: +1 713 309 4645

INVESTOR CONTACTS

Basell: Tom Boal, Tel: +1 410 996 1322

Lyondell: Douglas J. Pike, Tel: +1 713 309 4590

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Additional Information and Where to Find It
In connection with the solicitation of proxies by Lyondell Chemical Company (the "Company") with respect to the meeting of its stockholders regarding the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC"). A definitive proxy statement and a form of proxy have been mailed to the stockholders of Lyondell. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free-of-charge copy of the proxy statement and other relevant documents filed with the SEC from the SEC's web site at http://www.sec.gov/. Stockholders may also obtain a free-of-charge copy of the proxy statement and other relevant documents by directing a request by mail to Lyondell Chemical Company, Investor Relations, 1221 McKinney Street, Suite 700, Houston, Texas 77010, telephone (713) 309-4590, or from the Company's web site at http://www.lyondell.com/.

The Company and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the persons who may be "participants" in the solicitation is set forth in the Company's definitive proxy statement and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.

SOURCE: Access Industries, Basell, Lyondell Chemical Company

Volker Trautz, Dan Smith: A New Name for the Future

Dear colleagues,

Choosing a name is an important decision for a new company. It’s one of the essential steps in shaping our new corporate identity. When merging two successful companies with well respected brands and strong positions in their respective markets, there are many aspects to take into consideration.

Our goal is to unite our companies under a name that will be easily recognized by our customers in 120 countries around the world. Our name needs to clearly set us apart from our competitors and create a sense of pride in the new organization.

We have considered a large number of very good potential names, including more than 2,000 suggestions submitted by our employees. At the end of our deliberations, we agreed that leveraging two existing well known names – identities already closely linked to market leadership – was the best solution. We can now announce that after the transaction closes, the new company name will be LyondellBasell Industries.

Retaining the names of our two companies provides a necessary link to our rich heritages as we join together to become a formidable player in the global polymers, petrochemicals and refining sectors. In addition, we believe the new name is familiar and valued by our employees, our customers, our partners, investors and the communities in which operate. Interestingly, many of our employees who sent in ideas for a name suggested options that combined the two existing names in one way or another.

Today we also will publicly announce the new name in a press release. Our plans to further promote the LyondellBasell brand will be rolled out after the closure of the transaction. But even as we communicate that our name is changing, our values remain the same – a commitment to working safely and reliably, while meeting our customers’ needs.

We are looking forward to a very exciting future.

Volker Trautz and Dan Smith

Additional Information and Where to Find It
In connection with the solicitation of proxies by Lyondell Chemical Company (the "Company") with respect to the meeting of its stockholders regarding the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC"). A definitive proxy statement and a form of proxy have been mailed to the stockholders of Lyondell. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free-of-charge copy of the proxy statement and other relevant documents filed with the SEC from the SEC's web site at http://www.sec.gov/. Stockholders may also obtain a free-of-charge copy of the proxy statement and other relevant documents by directing a request by mail to Lyondell Chemical Company, Investor Relations, 1221 McKinney Street, Suite 700, Houston, Texas 77010, telephone (713) 309-4590, or from the Company's web site at http://www.lyondell.com/.

The Company and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the persons who may be "participants" in the solicitation is set forth in the Company's definitive proxy statement and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.